Exhibit 10.4

INVESTOR SUPPORT AGREEMENT

INVESTOR SUPPORT AGREEMENT, dated as of December 14, 2022 (this “Agreement”), by and between M3-Brigade Acquisition III Corp., a Delaware corporation (“MBSC”), and the warrantholder of MBSC whose name appears on the signature page of this Agreement (the “Investor”).

WHEREAS, MBSC, Greenfire Resources, Inc. (the “Company”), and certain other persons propose to enter into, concurrently herewith, a business combination agreement (the “BCA”), a copy of which has been made available to the Investor, which provides, among other things, for (i) the business combination of MBSC and the Company (the “Transaction”) and (ii) MBSC to conduct a stockholder meeting to obtain stockholder approval of the Transaction and a warrantholder meeting to obtain warrantholder approval of an amendment to the terms of MBSC’s outstanding warrants (the “Warrants”), each to purchase one share of MBSC’s Class A common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, as of the date hereof, the Investor beneficially owns the number of Warrants (the “Investor Warrants”) set forth on the signature page hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Investor and MBSC hereby agree as follows:

1.	Voting Agreement. The Investor hereby agrees to vote, at the meeting of warrantholders of MBSC (including any adjournments or postponements thereof), all Investor Warrants in favor of any amendment to the terms of the Warrants proposed by MBSC solely to amend the terms of the Warrants together with any amendments required to give effect thereto such that all of the Warrants shall be exchanged for $0.50 per whole Warrant upon the closing of the Transaction and any other matter reasonably necessary to effect such amendment. For the avoidance of doubt, the amendment to the terms of the Warrants will only take effect upon the closing of the Transaction.

2.	No Transfer. In connection with the meeting of warrantholders of MBSC to amend the terms of the Warrants (including any adjournments or postponements thereof), from the date of this Agreement through the earlier of the record date with respect to such meeting of warrantholders of MBSC (including any adjournments or postponements thereof) or the termination of the BCA in accordance with its terms, the Investor hereby agrees that it shall not, directly or indirectly, without the prior written consent of MBSC, (a) sell, assign, transfer (including by operation of law), permit the creation of any lien, pledge, dispose of or otherwise encumber any of the Investor Warrants or otherwise agree to do any of the foregoing, (b) deposit any of the Investor Warrants into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Investor Warrants, or (d) take any action that would have the effect of preventing or disabling the Investor from performing its obligations hereunder. The Investor acknowledges that it will only be entitled to the payment described in paragraph 1 for the Warrants it holds upon the closing of the Transaction. For the avoidance of doubt, nothing in this Agreement shall limit the ability of the Investor to take any of the above actions with respect to shares of Common Stock.

3.	Representations, Warranties and Undertakings of MBSC.

(a) The execution, delivery and performance by MBSC of this Agreement and the consummation by MBSC of the transactions contemplated hereby do not and will not (i) conflict with or violate any law or order applicable to MBSC, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, other than those required by applicable securities laws, warrantholder approval at the meeting of warrantholders in connection with the amendment and any approvals from the relevant stock exchange, (iii) conflict with or result in a breach of or constitute a default under any provision of MBSC’s organizational documents, or (iv) conflict with or result in a breach of or constitute a default under any provision of any agreement or instrument to which MBSC is a party or by which it is bound except, with respect to clauses (i), (ii) and (iv), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the performance by MBSC of its obligations under this Agreement.

(b) MBSC has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by MBSC.

4.	Representations and Warranties of Investor. The Investor represents and warrants to MBSC as follows:

(a) The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) conflict with or violate any law or order applicable to such Investor, (ii) require the Investor to obtain or make any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Investor Warrants (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the organizational documents of the Investor), (iv) conflict with or result in a breach of or constitute a default under any provision of any agreement or instrument to which the Investor is a party or by which it is bound, or (v) conflict with or result in a breach of or constitute a default under any provision of such Investor’s organizational documents except, with respect to clauses (i), (ii) or (iv), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the performance by the Investor of its obligations under this Agreement.

(b) The Investor owns of record and has good, valid and marketable title to the Investor Warrants set forth on the signature page hereof free and clear of any lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the organizational documents of such Investor) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Investor Warrants, and such Investor does not own, directly or indirectly, any other Warrants.

(c) The Investor has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Investor.

5.	Termination. This Agreement and the obligations of the Investor under this Agreement shall automatically terminate upon the earliest of: (a) the completion of the Transaction; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of MBSC and the Investor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination. MBSC undertakes and agrees to make a public announcement via press release or filing a Current Report on Form 8-K with the Securities and Exchange Commission, disclosing the termination of this Agreement pursuant to subsections (b) or (c) above no later than 9:00 am New York time on the business day following such termination.

6.	Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph 5(b)):

M3-Brigade Acquisition III Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Telephone: (212) 202-2200

Attention: Mohsin Y. Meghji; Charles Garner

Email: mmeghji@m3-partners.com; cgarner@m3-partners.com

with a (which shall not constitute effective notice) copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile No: (212) 403-2000

Telephone No.: (212) 403-1000

Attention: John L. Robinson, Esq.

Email: jlrobinson@wlrk.com

If to the Investor, to the address or facsimile number set forth for the Investor on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon the Investor until such time as the BCA is executed and holders of an aggregate of at least 50% of the outstanding Warrants enter into agreements with MBSC that are consistent with the obligations set forth hereunder.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

M-3 BRIGADE ACQUISITION III CORP.

Name:
Title:

[Signature Page to Investor Support Agreement]

INVESTOR:

By:
Name:
Title:
Address:
Investor Warrants owned:

[Signature Page to Investor Support Agreement]